Exhibit 99.1

31 March 2010

FOR IMMEDIATE RELEASE

ADJOURNMENT OF COURT MEETING AND EGM

REVISED RECOMMENDED ACQUISITION FOR CASH OF SKILLSOFT PLC BY SSI INVESTMENTS III LIMITED BY MEANS OF A SCHEME OF ARRANGEMENT UNDER SECTION 201 OF THE COMPANIES ACT 1963 OF IRELAND

1.	Introduction

The Board of SkillSoft and the Board of SSI are pleased to announce that further to the announcement of a recommended acquisition of the Company for cash at a price of $10.80 per SkillSoft Share made on 12 February 2010, they have reached agreement on the terms of a revised recommended acquisition for cash for the increased price of $11.25 per SkillSoft Share of the entire issued and to be issued share capital of SkillSoft by SSI by means of a scheme of arrangement under Section 201 of the Companies Act 1963 of Ireland. Accordingly, the Board of SkillSoft will adjourn the Court Meeting and the Extraordinary General Meeting convened for 6 April 2010 to on or about 29 April 2010 (or such other date as the High Court may direct) to facilitate this revision.

SSI has received an additional voting undertaking in connection with the Revised Recommended Acquisition from Columbia. The additional voting undertaking provides (subject to certain exceptions) that Columbia vote, or procure that voting instructions are given to vote, in favour of the Revised Recommended Acquisition with respect to the shares of SkillSoft that Columbia owns or controls, which represent approximately 21.5% of the entire issued share capital of SkillSoft.

The Board of SkillSoft, which has been so advised by Credit Suisse, considers the terms of the Revised Recommended Acquisition to be fair and reasonable. In providing its advice, Credit Suisse has taken into account the commercial assessments of the Board of SkillSoft. Accordingly, the Board of SkillSoft intends unanimously to recommend to SkillSoft Securityholders to vote in favour of the Revised Recommended Acquisition and the Scheme, as the directors of SkillSoft who are SkillSoft Securityholders have irrevocably undertaken (subject to certain exceptions) to do in respect of their own beneficial holdings, amounting to, in aggregate 5,877 SkillSoft Shares, which represents approximately 0.006 per cent. of the issued share capital of SkillSoft.

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SSI is a company formed by funds sponsored by each of Berkshire, Advent and Bain Capital Partners. Stockbridge, an affiliate of Berkshire, owns or controls 170,625 SkillSoft Shares in total, representing approximately 0.179 per cent. of the entire issued share capital of SkillSoft. Stockbridge, has irrevocably undertaken (subject to certain exceptions) to SSI and SkillSoft, in respect of the SkillSoft Shares which it owns or controls, not to vote such SkillSoft Shares at the Court Meeting but to vote such SkillSoft Shares in favour of the resolutions to be considered at the Extraordinary General Meeting. Stockbridge Partners LLC, an affiliate of Berkshire that manages investments for its clients, has limited discretionary voting power in respect of 110,319 SkillSoft Shares, representing approximately 0.116 per cent. of the entire issued share capital of SkillSoft. Stockbridge Partners LLC has similarly undertaken (subject to certain exceptions) so to vote, subject to the prior rights of those clients to exercise voting power themselves.

The Revised Recommended Acquisition will be effected by way of a Scheme of Arrangement. Other than as set out in this announcement and the Revised Scheme Document, the Scheme will take effect as set out in the Scheme Document including the conditions set out at Part V of the Scheme Document, which conditions will also be set out in the Revised Scheme Document.

2.	The Increased Consideration

The Increased Consideration represents:

US$11.25 per SkillSoft Share in cash

The Increased Consideration values the entire issued and to be issued share capital of SkillSoft at approximately US$1.2 billion. Under the terms of the Revised Recommended Acquisition, SkillSoft ADS Holders will receive US$11.25 in cash for each SkillSoft ADS they own.

The Increased Consideration represents:

•

a premium of approximately 31 per cent. over US$8.56, being the average daily Closing Price of a SkillSoft ADS over the last 12 months up to and including 11 February 2010, being the last Business Day prior to the date of the announcement of the Original Recommended Acquisition;

•	a premium of approximately 15 per cent. over US$9.76, being the Closing Price of a SkillSoft ADS on 11 February 2010; and

•	a higher price than any Closing Price of a SkillSoft ADS over the last 12 months up to and including 11 February 2010.

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3.	Background to and Reasons for the Revised Recommended Acquisition

On 12 March 2010, the Company posted the Scheme Document to SkillSoft Shareholders.

Following the posting of the Scheme Document, and after having reviewed the likelihood of success of the Original Recommended Acquisition, including public commentary on the Scheme, publicly available documents, discussions with certain SkillSoft Securityholders and other information, the Board of SkillSoft and the Board of SSI each determined that the Original Recommended Acquisition was unlikely to receive sufficient support from SkillSoft Shareholders to succeed, and they agreed on the Revised Recommended Acquisition set out in this announcement.

4.	Financing of the Revised Recommended Acquisition

The Revised Recommended Acquisition will be financed from debt financing provided by Morgan Stanley and Barclays Bank, together with equity commitments from each member of the Investor Group. The financing will consist of a senior secured Revolving Credit Facility of US$40 million, a senior secured Term Loan Facility of US$325 million, and a senior unsecured Interim Loan of US$240 million. The Facilities (as defined in the Scheme Document) are described in paragraph 5 of Part II of the Scheme Document.

In connection with the Revised Recommended Acquisition, the equity commitments from each member of the Investor Group were increased from an aggregate amount of up to $621 million to an aggregate amount of up to $680 million. Other than the increase in the amount of the commitments, the equity commitments from each member of the Investor Group have been otherwise made on the terms and conditions described in Part II of the Scheme Document.

Morgan Stanley & Co. Limited, an affiliate of Morgan Stanley, is satisfied that resources are available to SSI sufficient to satisfy in full the cash consideration payable under the Scheme.

5.	First Amending Agreement to the Transaction Agreement

SkillSoft and SSI have entered into the First Amending Agreement to the Transaction Agreement dated 31 March 2010, which makes the following amendments to the Transaction Agreement (as defined in the Scheme Document):

•	the “Excluded Party” concept is deleted;

•

no expenses reimbursement agreement shall be entered into by SkillSoft with a party other than SSI and this obligation will continue in force for a period of one year, irrespective of any earlier termination of the Transaction Agreement;

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•	SSI receives additional information under the non-solicitation provision of the Transaction Agreement to include information on any Third Party Transaction Proposal;

•	SSI receives a matching right in connection with any Third Party Transaction Proposal; and

•	a provision is added such that if SSI wishes to switch from a scheme of arrangement to an offer, SkillSoft will use all reasonable efforts to facilitate it.

Further details of these amendments will be provided in the Revised Scheme Document.

6.	Restated Expenses Reimbursement Agreement

SkillSoft has entered into the Restated Expenses Reimbursement Agreement dated 31 March 2010 with SSI which supersedes the expenses reimbursement agreement described in paragraph 7 of Part I of the Scheme Document.

The terms of the Restated Expenses Reimbursement Agreement have been approved by the Panel. Under the Restated Expenses Reimbursement Agreement, SkillSoft has agreed to pay specific, quantifiable third party costs and expenses incurred by SSI in connection with the Revised Recommended Acquisition in the circumstances outlined below. The liability of SkillSoft to pay these amounts is limited to a maximum amount equal to 1 per cent. of the total value of the entire issued share capital (excluding any interest in such share capital of SkillSoft (including in the form of American Depositary Shares) held by Stockbridge) as ascribed by the terms of the Revised Recommended Acquisition. The circumstances in which such payment will be made are if:

•	the Board of SkillSoft (or any member thereof) withdraws, adversely modifies or qualifies its recommendation to SkillSoft Securityholders to vote in favour of the Scheme;

•

SkillSoft willfully takes or omits to take any action, such as failing to post the Revised Scheme Document, preventing SkillSoft Shareholders from voting at any meetings to approve the Scheme, unilaterally altering the terms and conditions of the Scheme, or failing to deliver the Court Order and minute of reduction of capital to the Registrar of Companies (in any such case without the consent of SSI); or

•

prior to the Scheme being withdrawn by SkillSoft or lapsing in accordance with its terms, a competing offer is announced and subsequently made and that competing offer or a competing offer in which that competing party is interested or participates subsequently becomes effective or unconditional within the 18 months of such lapse or withdrawal; or

•

the Scheme is not approved at the Court Meeting by the requisite majorities required by section 201 of the Companies Act 1963 or if any other resolutions of SkillSoft Shareholders necessary to implement the Scheme are not passed at the extraordinary general meeting(s) convened for the purposes of proposing such resolutions to SkillSoft Shareholders.

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Credit Suisse, the independent financial adviser to the Board, has confirmed in writing to the Panel that, in the opinion of the Board of SkillSoft and Credit Suisse, in the context of the Revised Recommended Acquisition, the Restated Expenses Reimbursement Agreement is in the best interests of SkillSoft and SkillSoft Shareholders.

7.	Additional Undertaking to Vote in Favour of the Revised Recommended Acquisition and the Scheme

In addition to the voting undertakings described at paragraph 6 of Part I of the Scheme Document, SSI has received an additional voting undertaking in connection with the Revised Recommended Acquisition from Columbia. The additional voting undertaking provides (subject to certain exceptions) that Columbia vote, or procure that voting instructions are given to vote, in favour of the Revised Recommended Acquisition with respect to the shares of SkillSoft that Columbia owns or controls, which represent approximately 21.5% of the entire issued share capital of SkillSoft.

8.	Interests and Short Positions in SkillSoft

As at 30 March 2010, being the last practicable date prior to the date of this announcement, Stockbridge, an affiliate of Berkshire, was interested in 170,625 SkillSoft Shares and Stockbridge Partners LLC, another affiliate of Berkshire, was interested in 110,319 SkillSoft Shares.

Save as disclosed in this paragraph 8 and save for the voting undertaking referred to in paragraph 7 above, as at 30 March 2010, being the last practicable date before this announcement, neither SSI nor (so far as SSI is aware) any person Acting in Concert with SSI is interested in or holds any short position in any class of relevant securities of SkillSoft. The information in this paragraph 8 is given subject to the same conditions as are set out in paragraph 5.2(xxxv) of Part VIII of the Scheme Document.

Neither SSI nor (so far as SSI is aware) any person Acting in Concert with SSI has any arrangement in relation to any class of relevant securities of SkillSoft other than as set out in the following table (for these purposes, “arrangement” includes an indemnity or option arrangement, any agreement or understanding, formal or informal, of whatever nature, relating to relevant securities which is, or may be, an inducement to deal or refrain from dealing in such securities):

Party	Interest in SkillSoft Securities

Morgan Stanley Smith Barney LLC	Long: 63,290 SkillSoft ADSs
Morgan Stanley Smith Barney LLC	Short: 0
Morgan Stanley & Co. Inc	Long: 12,633 SkillSoft ADSs
Morgan Stanley & Co. Inc	Short: 5,515 SkillSoft ADSs
Morgan Stanley Financial Products Inc	Long: 1,937 SkillSoft ADSs
Morgan Stanley Financial Products Inc	Short: 0
Barclays Capital Inc.	Long: 0
Barclays Capital Inc.	Short: 2,335 SkillSoft ADSs
Palomino Limited	Long: 84,518 SkillSoft ADSs
Palomino Limited	Short: 0

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In the interests of confidentiality, Berkshire, Advent and Bain Capital Partners have made only limited enquiries in respect of certain parties who may be deemed by the Panel to be acting in concert with them for the purposes of the Revised Recommended Acquisition. Enquiries of such parties will be made as soon as practicable following the date of this announcement and any disclosure in respect of such parties will be included in the Revised Scheme Document.

9.	Adjournment of the Court Meeting and the EGM

Arising from the Revised Recommended Acquisition set out in this announcement, SkillSoft will seek adjournments of the Court Meeting and EGM convened for 6 April 2010, notices in respect of which are set out in Parts X and XI of the Scheme Document. The Chairman of the Court Meeting will open the Court Meeting at 9.00 a.m. on Tuesday 6 April and then immediately declare it adjourned. The EGM will be held on 6 April 2010 in accordance with the notice set out in Part XI of the Scheme Document, but will be adjourned without any resolution being passed thereat to a time shortly after the new time fixed for the holding of the Court Meeting (or as soon thereafter as the Court Meeting has been concluded or adjourned).

In this regard, SkillSoft will make an application to the High Court to fix a new date for the holding of the Court Meeting. It is intended, subject to the High Court directing otherwise, that both such meetings shall be reconvened for on or about 29 April 2010.

The date for the adjourned meetings will be announced to SkillSoft Shareholders in the manner directed by the High Court.

10.	Extension of Time for the Submission of ADS Voting Instruction Cards and Forms of Proxy

Following a new date being fixed by the High Court for the holding of the Court Meeting, there will be an extension of:

•	the latest time for the receipt by the Depositary of completed ADS Voting Instruction Cards for the Court Meeting and the EGM; or

•	the latest time for the receipt by the Registrar of SkillSoft of completed Forms of Proxy in respect of the Court Meeting,

which extended time will be announced to SkillSoft ADS Holders in the manner directed by the High Court.

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11.	General

The Revised Scheme Document will include full details of the Revised Recommended Acquisition and will be accompanied by the appropriate Forms of Proxy or ADS Voting Instruction Cards. These will be despatched to SkillSoft Securityholders and, for information only, to SkillSoft Optionholders, in due course.

Appropriate proposals will be made to SkillSoft Optionholders in respect of the Revised Recommended Acquisition in due course.

The Revised Recommended Acquisition and the Scheme will be governed by the laws of Ireland and will be subject to the applicable requirements of the Takeover Rules and applicable laws.

Details of the sources and bases of certain information set out in this announcement are included in Appendix I. Certain terms used in this announcement are defined in Appendix II.

Enquiries:

SkillSoft
Tom McDonald, Chief Financial Officer	+1(603)324-3000

Geoff Grande, FD Investor Relations	+1(415)249-2100
Jonathan Neilan, FD Media Relations, Ireland	+353(0)16633686

Financial Adviser to SkillSoft
Credit Suisse

North America
Adam Nordin	+1(312)750-3000
Storm Duncan	+1(415)249-2100

UK & Ireland
Zachary Brech	+442078888888

SSI
Michael Ascione, Berkshire	+1(617)227-0050

Financial Adviser to SSI and the Investor Group
Morgan Stanley

North America
Michael George	+1(212)761-4000
Christopher Bartlett	+1(212)761-4000

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UK & Ireland
Ian Hart	+442074258000
Laurence Hopkins	+442074258000

The directors of SkillSoft accept responsibility for the information contained in this announcement, other than that relating to SSI, Berkshire, Advent, Bain Capital Partners, the Investor Group, Stockbridge, Stockbridge Partners LLC, their respective associates and the directors of SSI and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SkillSoft (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of SSI accept responsibility for the information contained in this announcement relating to SSI, the Investor Group, Berkshire, Advent, Bain Capital Partners, Stockbridge, Stockbridge Partners LLC, their respective associates and the directors of SSI and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SSI (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Credit Suisse, which is regulated under the laws of the United States of America, is acting exclusively for SkillSoft and for no one else in connection with the Revised Recommended Acquisition and will not be responsible to any person other than SkillSoft for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the Revised Recommended Acquisition, the contents of this announcement or any transaction or arrangement referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this announcement, any transaction, any statement contained herein or otherwise.

Morgan Stanley, which is regulated under the laws of the United States of America, is acting as lead financial adviser to SSI and the Investor Group and no one else in connection with the Revised Recommended Acquisition and will not be responsible to anyone other than SSI and the Investor Group for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Revised Recommended Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.

Barclays Capital, which is regulated under the laws of the United States of America, is acting as financial adviser to SSI and the Investor Group and no one else in connection with the Revised Recommended Acquisition and will not be responsible to anyone other than SSI and the Investor Group for

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providing the protections afforded to clients of Barclays Capital or for providing advice in relation to the Revised Recommended Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.

This announcement does not constitute an offer to purchase, sell, subscribe for or exchange or the solicitation of an offer to purchase, sell, subscribe for or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Revised Recommended Acquisition or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

SkillSoft plans to file with the U.S. Securities and Exchange Commission, or SEC, and mail to its shareholders a revised Proxy Statement (comprising the Revised Scheme Document) in connection with the Revised Recommended Acquisition and the Scheme. Investors and security holders are urged to read the revised Proxy Statement (comprising the Revised Scheme Document) carefully when it becomes available because it will contain important information about SkillSoft, the Revised Recommended Acquisition and the Scheme and related matters. Investors and security holders will be able to obtain free copies of the revised Proxy Statement (comprising the Revised Scheme Document) and other documents filed with the SEC by SkillSoft through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the revised Proxy Statement (comprising the Revised Scheme Document) from SkillSoft by contacting SkillSoft PLC, Attention: Investor Relations, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA; (tel) +1(603)324-3000.

SAFE HARBOUR FORWARD-LOOKING STATEMENTS

This announcement includes information that constitutes forward-looking statements made pursuant to the safe harbour provision of the United States Private Securities Litigation Reform Act of 1995. Statements in this announcement regarding the proposed transaction between SSI and SkillSoft, the expected timetable for completing the transaction and any other statements about SSI’s and SkillSoft’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other risk factors disclosed under the heading “Risk Factors” in SkillSoft’s Annual Report on Form 10-K for the year ended 31 January 2010, as filed with the Securities and Exchange Commission. The forward-looking statements provided by SSI and SkillSoft in this announcement represent the views of SSI and SkillSoft as of the date of this announcement. SSI and SkillSoft anticipate that subsequent events and developments may cause their views to change. However, while SSI and SkillSoft may elect to update these forward-looking

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statements at some point in the future, SSI and SkillSoft specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SSI’s and SkillSoft’s views as of any date subsequent to the date of this announcement.

Dealing disclosure requirements

Under the provisions of Rule 8.3 of the Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in, one per cent., or more of any class of ‘relevant securities’ of SkillSoft, all ‘dealings’ in any ‘relevant securities’ of SkillSoft (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3.30 pm (Dublin time) on the business day following the date of the relevant transaction. This requirement will continue until the date on which the scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of SkillSoft, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

Under the provisions of Rule 8.1 of the Takeover Rules, all ‘dealings’ in ‘relevant securities’ of SkillSoft by SSI or SkillSoft, or by any of their respective ‘associates’ must also be disclosed by no later than 12 noon (Dublin time) on the business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed can be found on the Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Takeover Rules, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353(0)1678 9020; fax number +353(0)1678 9289.

In accordance with Rule 2.10(b) of the Takeover Rules SkillSoft confirms that as of 30 March 2010, it had 95,111,151 SkillSoft Shares in issue. There are 95,105,882 SkillSoft ADSs in issue, which represent SkillSoft Shares deposited with The Bank of New York Mellon under an amended and restated deposit agreement dated 4 September 2002 which are traded in the United States on the NASDAQ Global Select Market under the symbol “SKIL” (ISIN Code: US8309281074). Each SkillSoft ADS represents one SkillSoft Share. In addition, SkillSoft confirms there are (i) 11,530,686 SkillSoft Options that are presently outstanding issued under the SkillSoft Share Option Plans and (ii) up to 210,000 SkillSoft Shares that are available for issuance pursuant to outstanding purchase rights under the SkillSoft Employee Purchase Plan.

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General

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Revised Recommended Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Revised Recommended Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the Revised Recommended Acquisition should be made only on the basis of the information contained in the Revised Scheme Document or any document by which the Revised Recommended Acquisition and the Scheme are made. SkillSoft Shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the Revised Scheme Document has been despatched.

This announcement is made pursuant to Rule 2.5 of the Takeover Rules. Pursuant to Rule 2.6(c) of the Takeover Rules, this announcement will be available to SkillSoft employees on SkillSoft’s website (www.SkillSoft.com). SSI has no employees.

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APPENDIX I

SOURCES AND BASES OF INFORMATION

1. Unless otherwise stated, the financial information relating to the SkillSoft Group is extracted from the audited consolidated financial statements of the SkillSoft Group for the relevant financial year.

2. The value of the entire issued and to be issued ordinary share capital of SkillSoft is based upon 95,111,151 SkillSoft Shares in issue, and 11,530,686 SkillSoft Shares issuable to SkillSoft Optionholders under the SkillSoft Share Option Plans as at 30 March 2010 and 210,000 SkillSoft Shares that are available for issuance pursuant to the outstanding purchase rights under the SkillSoft Employee Purchase Plan.

3. SkillSoft Share prices are sourced from the NASDAQ Global Select Market.

4. References to a percentage of SkillSoft Shares are based on the number of SkillSoft Shares in issue as at 30 March 2010 but do not include any shares issuable to SkillSoft Optionholders under the SkillSoft Share Option Plans or pursuant to the SkillSoft Employee Purchase Plan.

5. Reference to the arrangements in place between SkillSoft and SSI regarding an expenses reimbursement agreement are sourced from the terms of the Restated Expenses Reimbursement Agreement approved by the Panel.

6. References to the irrevocable undertakings to vote in favour of the Revised Recommended Acquisition and the Scheme are sourced from the signed voting undertakings of the members of the Board of SkillSoft who are SkillSoft Securityholders, the signed voting undertaking of Gregory Porto, the signed voting undertaking of Susan Moran, the signed voting undertaking of Stockbridge, the signed voting undertaking of Stockbridge Partners LLC and the signed Additional Voting Undertaking.

APPENDIX II

DEFINITIONS

The following definitions apply throughout this document, unless the context requires otherwise:

the “Act”	the Companies Act 1963 of Ireland, as amended;

“Acting in Concert”	shall have the meaning given to that term in the Irish Takeover Panel Act 1997, as amended;

“Additional Voting Undertaking”	the voting undertaking described in paragraph 7 of this announcement;

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“Advent”	Advent International Corporation;

“Affiliate”	with respect to any person, any other person controlling, controlled by or under common control with such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, by contract or otherwise;

“Bain Capital Partners”	Bain Capital Partners, LLC;

“Barclays Bank”	Barclays Bank PLC;

“Barclays Capital” “Berkshire”	Barclays Capital, Inc; Berkshire Partners LLC;

“Board of SkillSoft”	Chuck Moran, James Krzywicki, Ferdinand von Prondzynski, William Meagher, Howard Edelstein and William Boyce;

“Business Day”	any day, other than a Saturday, Sunday or public holiday in Ireland or the State of New York;

“Cancellation Record Time”	the date and time specified in the Revised Scheme Document as being the “Cancellation Record Time”;

“Cancellation Shares”

(i) the SkillSoft Shares in issue at the date of the Revised Scheme Document;

(ii) any SkillSoft Shares issued after the date of the Revised Scheme Document and before the Voting Record Time; and

(iii) any SkillSoft Shares issued at or after the Voting Record Time and before the Cancellation Record Time on terms that the holder thereof shall be bound by the Scheme, or in respect of which the original or any subsequent holder thereof agrees in writing to be bound by the Scheme;

but excluding the Transfer Shares and the Designated Shares;

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“Closing Price”	the closing price of a SkillSoft Share as derived from the NASDAQ list;

“Columbia”	Columbia Wanger Asset Management, L.P.;

“Companies Acts”	the Companies Acts 1963 to 2009 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006;

“Court Meeting”	the meeting or meetings of the Scheme Shareholders (and any adjournment thereof) convened by order of the High Court pursuant to Section 201 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Court Order”	the order or orders of the High Court sanctioning the Scheme under Section 201 of the Act and confirming the reduction of share capital which forms part of it under Sections 72 and 74 of the Act;

“Credit Suisse”	Credit Suisse Securities (USA) LLC;

“Depositary”	The Bank of New York Mellon;

“Designated Shares”	means the seven SkillSoft Shares to be held by nominees appointed by SSI on behalf of SSI, in each case from a date prior to the date on which the Court Meeting is held;

“directors of SkillSoft” or “the Board”	the board of directors of SkillSoft;

“directors of SSI”	the board of directors of SSI;

“Exchange Act”	The United States Securities Exchange Act of 1934, as amended;

“Extraordinary General Meeting” or “EGM”	the extraordinary general meeting of the SkillSoft Shareholders to be convened in connection with the Scheme, expected to be held on the same day as the Court Meeting (and any adjournment thereof);

“First Amending Agreement to the Transaction Agreement”	the first amending agreement to the transaction agreement described in paragraph 5 of this announcement;

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“High Court”	the High Court of Ireland;

“Increased Consideration”	the increased cash consideration of US$11.25 per SkillSoft Share payable to Scheme Shareholders for each SkillSoft Share cancelled or transferred pursuant to the Scheme;

“Investor Group”	funds sponsored by each of Berkshire, Advent and Bain Capital Partners;

“Ireland”	Ireland excluding Northern Ireland and the word “Irish” shall be construed accordingly;

“Morgan Stanley”	Morgan Stanley & Co. Incorporated;

“Northern Ireland”	the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland;

“Original Recommended Acquisition”	the proposed acquisition by SSI of SkillSoft by means of the Scheme as announced by SSI and SkillSoft on 12 February 2010 and which has been superseded by the Revised Recommended Acquisition;

“Panel”	the Irish Takeover Panel;

“Registrar of Companies”	the Registrar of Companies in Ireland;

“Registrar of SkillSoft”	the registrar of SkillSoft, Computershare Investor Services (Ireland) Limited;

“Relevant Securities”	has the meaning assigned by Rule 2.1(a) of Part A of the Takeover Rules;

“Resolutions”	the resolutions to be proposed at the EGM and the Court Meeting to effect the Scheme, which will be set out in the Revised Scheme Document, other than any adjournment resolution included in the Revised Scheme Document;

“Restricted Jurisdiction”	any jurisdiction in respect of which it would be unlawful for this announcement to be released, published or distributed, in whole or in part, in, into or from, including for the avoidance of doubt, Canada, South Africa, Australia and Japan;

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“Restated Expenses Reimbursement Agreement”	the restated expenses reimbursement agreement described in paragraph 6 of this announcement;

“Revised Scheme Document”	a document to be distributed to SkillSoft Securityholders and, for information only, to SkillSoft Optionholders containing (i) the Scheme; (ii) the notice or notices of the Court Meeting and the EGM as adjourned; an explanatory statement as required by Section 202 of the Act with respect to the Scheme as revised in accordance with this announcement; (iv) such other information as may be required or necessary pursuant to the Act or the Takeover Rules; and (v) such other information as SkillSoft and SSI shall agree. Notwithstanding the foregoing, the Revised Scheme Document shall also comply in all material respects as to form with the applicable requirements of the Exchange Act and the rules and regulations thereunder for a proxy statement;

“Revised Recommended Acquisition”	the Original Recommended Acquisition amended as described in this announcement;

“Scheme” or “Scheme of Arrangement”	the proposed scheme of arrangement under Section 201 of the Act and the capital reduction under Sections 72 and 74 of the Act to effect the Revised Recommended Acquisition in such terms as SkillSoft may determine in accordance with Clause 3 of the Transaction Agreement, including any revision thereof;

“Scheme Document”	the document dated 12 March 2010 which has been distributed to SkillSoft Securityholders and, for information only, to SkillSoft Optionholders and the holders of purchase rights under the 2004 SkillSoft Employee Share Purchase Plan;

“Scheme Record Time”	the date and time specified in the Revised Scheme Document as being the “Scheme Record Time”;

“Scheme Shareholders”	the holders of Scheme Shares;

“Scheme Shares”	the Cancellation Shares and the Transfer Shares;

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“SkillSoft” or the “Company”	SkillSoft PLC;

“SkillSoft ADSs”	American Depository Shares, each representing one SkillSoft Share;

“SkillSoft Employee Purchase Plan”	the 2004 SkillSoft Employee Share Purchase Plan;

“SkillSoft ADS Holders”	holders of SkillSoft ADSs;

“SkillSoft Group” or the “Group”	SkillSoft, its subsidiaries and associated undertakings;

“SkillSoft Optionholders”	the holders of SkillSoft Options;

“SkillSoft Options”	options to subscribe for SkillSoft Shares pursuant to the SkillSoft Share Option Plans;

“SkillSoft Securities”	SkillSoft Shares and SkillSoft ADSs;

“SkillSoft Securityholders”	SkillSoft Shareholders and SkillSoft ADS Holders;

“SkillSoft Share Option Plans”	the Booksx24X7.com 1994 Stock Option Plan, the 1994 Share Option Plan, the 1996 Supplemental Stock Plan, the SkillSoft Corporation 1998 Stock Incentive Plan, the SkillSoft Corporation 2001 Stock Incentive Plan, the SkillSoft plc 2002 Share Option Plan and the SkillSoft Public Limited Company 2001 Outside Director Plan;

“SkillSoft Shareholders” or “Shareholders”	holders of SkillSoft Shares;

“SkillSoft Share” or “SkillSoft Shares”	ordinary shares of EUR 0.11 each in the share capital of SkillSoft;

“SSI”	SSI Investments III Limited;

“SSI Group”	SSI and its parent undertaking and its subsidiaries and subsidiary undertakings and any other subsidiary or subsidiary undertaking of its parent undertaking;

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“Stockbridge”	Stockbridge Fund L.P.;

“Takeover Rules”	the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended;

“Transaction Agreement”	the transaction agreement dated 11 February 2010 between SkillSoft and SSI in relation to the implementation of the Scheme, as amended by the First Amending Agreement to the Transaction Agreement;

“Transfer Shares”	the SkillSoft Shares issued at or after the Cancellation Record Time and at or before the Scheme Record Time excluding, for the avoidance of doubt, the Designated Shares;

“US$” or “$”	United States Dollars, the lawful currency of the United States; and

“Voting Record Time”	the date and time specified in the Scheme Document by reference to which entitlements to vote on the Scheme will be determined.

Any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. Any reference to any legislation is to Irish legislation unless specified otherwise.

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